EXHIBIT 23.1



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                                  HART & TRINEN
                               1624 Washington St.
                                Denver, CO 80203
                                 (303) 839-0061


                              CONSENT OF ATTORNEYS

         Reference is made to the Registration Statement of Whispering Oaks International, Inc. on Form SB-2 whereby the Company and certain shareholders of the Company propose to sell up to 9,452,010 shares of the Company's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.


         We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                Very truly yours,

                              HART & TRINEN, L.L.P.



                               /s/ William T. Hart
                                 William T. Hart


Denver, Colorado
November 1, 2005